UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	October 5, 2007

AMERIRESOURCE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20033	84-1084784
(Commission File Number)	(IRS Employer Identification Number)

3340 E. Russell Road, Suite 217, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

(702) 214-4249
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On August 30, 2007 AmeriResource Technologies, Inc., a Delaware corporation, authorized the issuance of One Hundred Twelve Million (112,000,000) shares of restricted common stock of the Company, par value of $0.0001 to QualityStocks, LLC. The issuance was in satisfaction of the agreement between the Company and QualityStocks, LLC to provide public and investor relations services for the Company. The services provided are for broadcasts, publication in newsletters, release of PR’s, and placement of banner ads by QualityStocks, LLC. The issuance represented approximately 12% of the current issued and outstanding of 933,402,125 shares of common stock of the Company. The transaction was processed as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.

The Company and QualityStocks, LLC have mutually agreed to terminate the agreement.  QualityStocks has returned the original stock certificate of One Hundred Twelve Million (112,000,000) shares of restricted common stock to the Company.  The shares will be cancelled and returned to unissued status.

 ITEM 9.01 Financial Statements and Exhibits

NONE

EXHIBIT         PAGE
NO.                   NO.                     DESCRIPTION

NONE

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of October, 2007.
AmeriResource Technologies, Inc.

                                                                            By: /S/ Delmar Janovec
                                                                                                                 Delmar Janovec, President